Exhibit 5.2

17 July 2019	Our Ref: CBD/ka/O-157795
Oaktree Acquisition Corp. c/o Walkers Corporate Limited Cayman Corporate Centre 27 Hospital Road George Town Grand Cayman KY1-9008 Cayman Islands

Dear Sirs

OAKTREE ACQUISITION CORP.

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in connection with the registration of an initial public offering by Oaktree Acquisition Corp. (the “Company”), of:

(i)

up to 20,125,000 units (including up to 2,625,000 units, which the underwriters will have the right to purchase from the Company to cover over allotments, if any, the “Units”), each Unit consisting of one Class A ordinary share of the Company, par value US$0.0001 per share (each an “Ordinary Share” and together, the “Ordinary Shares”), and one-third of one warrant to purchase one Ordinary Share (the “Warrants”); and

(ii)	all Ordinary Shares, and all Warrants issued as part of the Units.

in each case under the United States Securities Act of 1933, as amended (the “Securities Act”) and pursuant to the terms of the Registration Statement (as defined in Schedule 1).

For the purposes of giving this opinion, we have examined and relied upon the originals or copies of the documents listed in Schedule 1.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.

Based upon the foregoing examinations and the assumptions and qualifications set out below and having regard to legal considerations which we consider relevant, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

Walkers

190 Elgin Avenue, George Town

Grand Cayman KY1-9001, Cayman Islands

T  +1 345 949 0100    F  +1 345 949 7886    www.walkersglobal.com

WALKERS	Page 2

1.

The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and in good standing in the Cayman Islands with full corporate power and capacity to issue the Ordinary Shares, Warrants and Units.

2.

The Ordinary Shares, as contemplated by the Registration Statement, have been duly authorised by all necessary corporate action of the Company and upon the issue of the Ordinary Shares (by the entry of the name of the registered owner thereof in the Register of Members of the Company confirming that such Ordinary Shares have been issued credited as fully paid), delivery and payment therefore by the purchaser in the manner contemplated by the Registration Statement and the Underwriting Agreement (as defined in Schedule 1), the Ordinary Shares will be validly issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company or its creditors).

3.	The execution, delivery and performance of the Warrant Documents and the issuance of the Units, have been duly authorized by all necessary corporate action of the Company.

The foregoing opinions are given based on the following assumptions.

1.

The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Resolutions and Documents are or will be genuine. All documents purporting to be sealed have been or will be so sealed. All copies are complete and conform to their originals. The Documents when executed will conform in every material respect to the latest drafts of the same produced to us prior to the date hereof and, where provided in successive drafts, have been marked up to indicate all changes to such Documents.

2.	The Memorandum and Articles of Association will remain the memorandum and articles of association of the Company in effect on the issue of the Ordinary Shares.

3.	We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.

WALKERS	Page 3

4.

Each of the Warrant Documents and the Underwriting Agreement will be duly authorised, executed and delivered by or on behalf of all relevant parties (other than the Company) prior to the issue and sale of the Ordinary Shares and will be legal, valid, binding and enforceable against all relevant parties (other than the Company) in accordance with their terms under the laws of New York and all other relevant laws (other than the laws of the Cayman Islands).

5.

The choice of New York law as the governing law of the Underwriting Agreement and the Warrant Documents has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York as a matter of New York law and all other relevant laws (other than the laws of the Cayman Islands).

6.

The power, authority and legal right of all parties under all relevant laws and regulations (other than the Company under the laws of the Cayman Islands) to enter into, execute and perform their respective obligations under the Underwriting Agreement and the Warrant Documents.

7.

All preconditions to the obligations of the parties to the Underwriting Agreement and Warrant Documents will be satisfied or duly waived prior to the issue and sale of the Ordinary Shares and there will be no breach of the terms of the Underwriting Agreement and Warrant Documents.

WALKERS	Page 4

Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar of Companies in the Cayman Islands (the “Registrar”).

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person, other than persons entitled to rely upon it pursuant to the provisions of the Securities Act, without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm where it appears in the Registration Statement.

Yours faithfully

/s/ Walkers

WALKERS

WALKERS	Page 5

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.	The Certificate of Incorporation dated 9 April 2019 and the Amended and Restated Memorandum and Articles of Association, adopted and filed 12 July 2019 (the “Memorandum and Articles of Association”).

2.	The Cayman Online Registry Information System (CORIS), the Cayman Islands’ General Registry’s online database, searched on 12 July 2019.

3.

The Register of Writs and other Originating Process of the Grand Court kept at the Clerk of Court’s Office, George Town, Grand Cayman (the “Court Register”), examined at 9.00 am on 12 July 2019 (the “Search Time”).

4.	A copy of a Certificate of Good Standing dated 12 July 2019 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

5.

A copy of the executed written resolutions of the Directors of the Company approving the Registration Statement and the offering for sale of the Units, Warrants and Ordinary Shares dated 12 July 2019 (the “Resolutions”).

6.	Copies of the following documents (the “Documents”):

(a)

the Form S-1 Registration Statement in respect of the Company as originally filed on 28 June 2019 (as amended) by the Company with the United States Securities and Exchange Commission registering the Ordinary Shares under the Securities Act (as filed, the “Registration Statement”);

(b)

the form of the warrant agreement and the warrant certificate constituting the Warrants (the “Warrant Documents”) to be entered into between the Company and Continental Stock Transfer & Trust Company, as warrant Agent;

(c)

the form of Underwriting Agreement (the “Underwriting Agreement”) to be entered into between the Company and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. as representatives of the several underwriters named therein (the “Underwriters”);

(d)	the form of Unit Certificate representing the Units; and

(e)	such other documents as we have deemed necessary to render the opinions set forth herein.